FOR IMMEDIATE RELEASE

NRG Energy, Inc. Announces Exchange Offer for
8% Second Priority Senior Secured Notes Due 2013

Princeton, NJ; June 17, 2005 – NRG Energy, Inc. (NYSE: NRG) announced today that it has commenced a registered exchange offer to exchange up to $1.35 billion aggregate principal amount of its 8% second priority senior secured notes due 2013, which have been registered under the Securities Act of 1933, as amended, for all outstanding 8% second priority senior secured notes due 2013 that were issued and sold by NRG in December 2003 and January 2004 in private placement offerings. The sole purpose of this exchange offer is to fulfill NRG’s obligations with respect to the registration of the notes issued in the private placements.

The exchange offer is contemplated in a registration rights agreement entered into by NRG in connection with the private placements under which NRG agreed to register substantially identical notes, and offer to exchange these registered notes for the existing notes issued in the private placements. The registration statement on Form S-4 pursuant to which the notes were registered was declared effective by the Securities and Exchange Commission on June 16, 2005. As a result, NRG will cease to accrue liquidated damages under the registration rights agreement.

The new notes will have substantially the same form and terms as the outstanding old notes, except that the new notes are registered under the U.S. Securities Act of 1933, as amended, will not be subject to transfer restriction and will bear a different CUSIP number from the old notes. Any old notes not exchanged will continue to have restrictions on transfer. Terms of the exchange offer are contained in the exchange offer prospectus and letter of transmittal.

The exchange offer will expire on July 15, 2005, at 5:00 p.m., New York City time, unless the exchange offer is extended by NRG.

Copies of the exchange offer prospectus and the letter of transmittal may be obtained from the Exchange Agent, Law Debenture Trust Company of New York, at 212.750.0888.

This announcement is not an offer to sell any securities or a solicitation of any offer to buy any securities. The exchange offer will be made only by means of a written prospectus.

NRG Energy, Inc. owns and operates a diverse portfolio of power-generating facilities, primarily in the Northeast, South Central and West Coast regions of the United States. Its operations include baseload, intermediate, peaking, and cogeneration facilities, thermal energy production and energy resource recovery facilities. NRG also has ownership interests in generating facilities in Australia and Germany.

This news release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “will,” “expect” and “intention” are intended to identify forward-looking statements. The company’s expectations regarding the completion and timing of successful exchange offers of new notes are only its expectations regarding these matters. Successful completion and timing of exchange offers from these offers are dependent on factors, including (without limitation) investor acceptance of the offers, the final terms and conditions of the new notes, effectiveness of any required registration statements legally required to effect the exchange offers and other similar requirements applicable to exchange offers generally.

The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect NRG’s future results, review NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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Investor Relations:	Media Relations:
Nahla Azmy, 609.524.4526 Katy Sullivan, 609.524.4527	Meredith Moore, 609.524.4522 Jay Mandel, 609.524.4525